Exhibit 5.1


                    [LETTERHEAD OF CENDANT CORPORATION]




                                                     April 19, 2002


Cendant Corporation
9 West 57th Street
New York, New York 10019

              Re: Cendant Corporation's Registration Statement on Form S-3

Ladies and Gentlemen:

            I am the Senior Vice President, Law and Secretary of Cendant Corporation, a Delaware corporation (the "Company"), and am acting as counsel in connection with its filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 9,920,000 shares of the Company's CD common stock, par value $0.01 per share (the "Shares"). The Company issued the Shares to AP RES LLC (the "Selling Stockholder") pursuant to the terms of a stock purchase agreement, dated as of April 17, 2002, by and among Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo (UK) Partners III, L.P., the Selling Stockholder, the Company and Cendant Real Estate Holdings Inc. (the "Stock Purchase Agreement"). The Shares are to be offered and sold from time to time by the Selling Stockholder.

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

            In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof; (iii) the By-Laws of the Company, as currently in effect; (iv) the Stock Purchase Agreement; (v) resolutions of the Board of Directors of the Company relating to the transactions contemplated by the Stock Purchase Agreement; and (iv) such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

            In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery of such documents by the parties to such documents, and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I did not independently establish or verify, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

            I am admitted to the bars in the States of New York and New Jersey and do not express any opinion as to the laws of any other jurisdiction.

            Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth above, I am of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

            I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to the use of my name under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                       Very truly yours,

                                       /s/ Eric J. Bock
                                       --------------------------------
                                       Eric J. Bock, Esq.
                                       Senior Vice President, Law
                                          and Secretary